Exhibit 99.1

            NPTest Reports Results for First Quarter 2004

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 28, 2004--NPTest Holding Corporation ("NPTest" or the "Company")(Nasdaq:NPTT), a leading provider of test and diagnostic products and services for the semiconductor industry, reported financial results for the first quarter ended March 31, 2004.
    Revenues for the quarter were $58.6 million, up 7% from $55.0 million in the previous quarter. Net loss was $1.2 million, or $0.03 per share on a GAAP basis, versus a net loss attributable to common shareholders of $68.9 million in the fourth quarter 2003. The net loss this quarter included special charges of $3.4 million associated with the acquisition of NPTest, Inc. by NPTest Holding Corporation, the subsequent initial public offering (IPO) in 2003 and filing of Registration Statement of Form S-4 in 2004. On a non GAAP basis the operating income was $1.6 million and net income was $1.3 million for the quarter, or $0.03 per share.
    Net orders for the quarter were $91.4 million, up more than 75% from last quarter. This increase was driven both by Service orders, which are typically strong in the first quarter, and incremental Sapphire NP(TM) business. The Company finished the quarter with $93 million in cash and no debt.
    "We are very pleased with our financial and operational results for the first quarter," stated Ashok Belani, president and chief executive officer, NPTest. "We successfully executed against all our key strategic objectives -- most important among these was our success in establishing our new test platform, Sapphire NP, in the market, with customer acceptance exceeding our expectations. In addition, we beat our financial objectives, and new higher speed bus technologies such as PCI Express presented excellent opportunities at the high end of the ATE performance spectrum for our EXA3000 product line." Belani concluded, "These factors, coupled with broad based increase in demand for test capacity, are causing us to feel more optimistic about our business prospects over the coming quarters."

    Conference Call/Webcast Details

    NPTest will hold its conference call to discuss these results today, Wednesday April 28, 2004, at 4.30pm ET. The call will be simulcast via the NPTest web site at www.nptest.com under the "Investor Relations -- Events" section. A replay of the call will be available via phone and web site through May 12, 2004. The replay number in the U.S. and Canada is (800) 642-1687. The replay number outside the U.S. and Canada is (706) 645-9291. The conference code is 6829200. A replay will also be available on the NPTest web site www.nptest.com under the Investor Relations Events section.

    About NPTest

    NPTest designs, develops and manufactures advanced semiconductor test and diagnostic systems and provides related services for the semiconductor industry. NPTest customers include integrated device manufacturers, foundries, fabless companies and assembly and test subcontractors worldwide. NPTest products and services enable companies to bring their increasingly complex integrated circuits, or ICs, to market faster at lower cost and without compromising IC quality. The NPTest business traces its history back to 1965 when Fairchild Semiconductor established an automated test equipment division. NPTest is headquartered in San Jose, California, USA. Additional information is available at www.nptest.com.

    GAAP vs non GAAP Results

    In addition to disclosing results that are determined in accordance with GAAP, NPTest also discloses non GAAP results of operations that exclude certain charges and credits. NPTest reports non GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non GAAP measure helps indicate underlying trends in the NPTest business, and management uses non GAAP measures to plan and forecast future periods, and to establish operational goals. Earnings guidance is being provided on a GAAP basis. Non GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore non GAAP information may not be comparable across companies, as other companies may use different non GAAP adjustments.

    Safe Harbor Statement

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing utilization, fluctuations in customer demand, raw material costs and availability, timing and success of new products, competitive conditions in the semiconductor industry, and risks associated with international operations including fluctuations in foreign currencies. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in the Company's Form 10-K filed with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.
    In the following tables and text, all numbers are denoted in thousands unless otherwise indicated.



Table 1. Condensed Consolidated Statement of Operations (GAAP) -
 Unaudited
---------------------------------------------------------------------

                                             Three Months Ending
                                          --------------------------
Dollars in Thousands, except for share and    March 31, December 31,
 per share amounts                                 2004         2003

Net revenue                                     58,640       55,011
Cost of net revenue                             37,137       43,206
                                          ------------- ------------
   Gross Margin                                 21,503       11,805

Operating expenses
   Research and development                     10,985       10,316
   Selling, general and administrative          12,373       18,020
                                          ------------- ------------
     Total operating expenses                   23,358       28,336
                                          ------------- ------------

Operating loss                                  (1,855)     (16,531)

Interest income (expense), net                     197       (8,031)
Exchange gain (loss), net                           11         (245)
                                          ------------- ------------
Total Other Inc./(Exp)                             208       (8,276)

Loss Before Taxes                               (1,647)     (24,807)

Income tax benefit                                 478        8,982
                                          ------------- ------------

Net Loss After Taxes                            (1,169)     (15,825)

Dividend on Cumulative Redeemable
 Preferred Stock                                     -      (53,072)
                                          ------------- ------------

Net loss attributable to common
 stockholders                                   (1,169)     (68,897)
                                          ============= ============

Basic and diluted net loss per common
 share                                          ($0.03)      ($5.94)

Weighted average shares in net loss per
 share calculation                          39,986,572   11,600,926

The following is a reconciliation of GAAP net loss to non GAAP net income (loss):

GAAP Loss before income tax                     (1,647)     (24,807)
Dividend on Cumulative Redeemable
 Preferred Stock                                     0      (53,072)
GAAP Loss before income tax but including
 dividend on Cumulative Redeemable
 Preferred Stock                                (1,647)     (77,879)

(1) Amortization of Identified Intangibles       1,079        5,266
(2) Amortization of tangible assets
 written up to market                              997        1,761
(3) IPO charges not capitalized against
 IPO proceeds                                      293          727
(4) Registration Statement S-4 related
 expenses                                          926            0
(5) Divestiture & Retention bonuses paid           127          125
(6) Interest and charges on convertible
 mandatory redeemable preferred stock                -       53,072
(7) Interest expense and financing cost on
 senior term loan                                    -        5,720
(8) Advisory fees                                    -        5,419
(9) Interest and charges on mandatory redeemable
 preferred stock                                              2,318

Subtotal                                         3,422       74,408

non GAAP Income (Loss) before income tax         1,775       (3,471)

non GAAP income tax Benefit (Expense)             (515)       2,024

non GAAP Net Income (Loss)                       1,260       (1,447)




Table 2. Condensed Consolidated Statement of Operations (non GAAP) -
 Unaudited
----------------------------------------------------------------------

                                                Three Months Ending
                                             -------------------------
Dollars in Thousands, except for share and     March 31,  December 31,
 per share amounts                                  2004          2003
                                             -------------------------

non GAAP financials as adjusted for special charges:

Net revenue                                      58,640        55,011
Cost of net revenue                              35,121        36,242
   Gross Margin                                  23,519        18,769

Operating expenses
   Research and development                      10,985        10,316
   Selling, general and administrative           10,967        11,686
     Total operating expenses                    21,952        22,002

Operating income (loss)                           1,567        (3,233)

Interest income (expense), net                      197             7
Exchange gain (loss), net                            11          (245)
Total Other Inc./(Exp)                              208          (238)

Income (Loss) Before Taxes                        1,775        (3,471)

Income tax benefit (expense)                       (515)        2,024

Income(Loss) After Taxes                          1,260        (1,447)

Basic and Diluted net income (Loss) per
 common shares                                     0.03         (0.12)

Weighted average shares in net loss per share
 calculation                                 39,986,572    11,600,926


    1st Quarter 2004 Activity

    (1) The charge for the amortization of identifiable intangible assets of $1,079 includes:

    --  $522 in amortization of backlog;

    --  $503 in amortization of core technology; and

    --  $54 in amortization of customer relationships.

    In the GAAP Statement of Operations, the $1,079 charge is included in the cost of net revenue. These intangible assets arose out of our acquisition of NPTest, Inc.
    (2) The increase in the charge for depreciation of property plant and equipment as a result of our acquisition of NPTest, Inc. and the increase in cost of net product revenue resulting from the write-up to fair value of our inventory, totaling $997 included:

    -- $217 in increased inventory charges related to the write-up of work in process inventories;

    -- $611 in increased inventory charges related to the write-up of finished goods inventories;

    -- $97 in increased inventory charges related to the write-up of spare parts inventories; and

    -- $72 in depreciation of the write-up of plant property & equipment as a result of the acquisition.

    In the GAAP Statement of Operations, $937 of this charge is included in the cost of net revenue and $60 is included in Selling, General & Administrative expenses.
    (3) The charge for accounting, legal and other expenses related to the IPO (not capitalized against the proceeds of the IPO) of $293 include:

    --  $34 in accounting services;

    --  $156 in tax consulting services;

    --  $99 in legal services; and

    --  $4 in other services.

    In the GAAP Statement of Operations the $293 charge was included in Selling, General & Administrative expenses.
    (4) The charge for accounting, legal and other expenses related to the Registration Statement on Form S-4 of $926 include:

    --  $91 in accounting services;

    --  $835 in legal services; and

    In the GAAP Statement of Operations the $926 charge was included in Selling, General & Administrative expenses.
    (5) The charge for the amortization of a retention bonus of $127 was included in Selling, General & Administrative expenses. These retention bonuses were offered in connection with our acquisition of NPTest, Inc.

    4th Quarter 2003 Activity

    (1) The charge for the amortization of identifiable intangible assets of $5,266 includes:

    --  $4,709 in amortization of backlog;

    --  $503 in amortization of core technology; and

    --  $54 in amortization of customer relationships.

    In the GAAP Statement of Operations, the $5,266 charge is included in the cost of net revenue.
    (2) The increase in the charge for depreciation of property plant and equipment as a result of our acquisition of NPTest, Inc. and the increase in cost of net product revenue resulting from the write-up to fair value of our inventory, totaling $1,761 included:

    -- $940 in increased inventory charges related to the write-up of work in process inventories;

    -- $568 in increased inventory charges related to the write-up of finished goods inventories;

    -- $103 in increased inventory charges related to the write-up of spare parts inventories; and

    -- $150 in depreciation of the write-up of plant property & equipment as a result of the acquisition.

    In the GAAP Statement of Operations, $1,698 of this charge is included in the cost of net revenue and $63 is included in Selling, General & Administrative expenses.
    (3) The charge for accounting, legal and other expenses related to the IPO (not capitalized against the proceeds of the IPO) of $727 include:

    --  $494 in accounting services;

    --  $180 in tax consulting services;

    --  $36 in legal services; and

    --  $17 in other services.

    In the GAAP Statement of Operations the $727 charge was included in Selling, General & Administrative expenses.
    (5) The charge for the amortization of a retention bonus of $125 was included in Selling, General & Administrative expenses.
    (6) The charge for accelerated amortization of issuance costs and the Beneficial Conversion Feature (BCF) associated with exchanging the convertible mandatory redeemable preferred stock of NPTest Holding Corporation for our common stock of approximately $53,072 includes:

    --  $51,761 in accretion of financing costs and BCF; and

    --  $1,311 in dividends through December 16, 2003.

    In the GAAP Statement of Operations, the $53,072 charge is reported in its own line under Dividend on Convertible Mandatory
Redeemable Preferred Stock.
    (7) The charge for the accelerated amortization of deferred financing costs plus any accrued interest from October 1, 2003 through the repayment of our $75.0 million term loan of $5,720 includes:

    -- $5,280 in accelerated amortization of deferred financing costs; and

    --  $440 in accrued interest from October 1, 2003.

    In the GAAP Statement of Operations, the $5,720 charge is classified as Interest Expense.
    (8) The charge for advisory fees of approximately $5,419 in advisory fees includes:

    --  $5,000 in a one time payment due under the amended Advisory
        Agreement; and

    -- $419 as the amount due in the period under the pre-existing Advisory Agreement.

    In the GAAP Statement of Operations, the $5,419 charge is included in the line Selling, General & Administrative expenses.
    (9) The charge for dividends and accretion on the mandatory redeemable preferred stock of NPTest Capital Corporation of $2,318 was charged to interest expense included:

    -- $1,336 in accelerated amortization of deferred financing costs; and

    --  $982 in accrued interest from October 1, 2003 to December 16,
        2003.

    In the GAAP Statement of Operations, the $2,318 was included in interest income (expense) net.



            NPTest Holding Corp.
   Condensed Consolidated Balance Sheets
               (in thousands)

                                                March 31, December 31,
                                                    2004         2003
                                              ----------- ------------
                                              (unaudited)
Assets
Current assets:
  Cash and cash equivalents                       92,985       93,723
  Accounts receivable, net of allowance for
   doubtful accounts                              52,409       53,185
  Inventory                                       86,766       90,143
  Deferred income taxes                           36,652       36,652
  Prepaid expenses and other current assets        8,397       11,620
                                              ----------- ------------
     Total current assets                        277,209      285,323

Property, plant and equipment, net                23,868       24,378
Deferred income taxes                                123          123
Goodwill                                           8,649        8,649
Intangible assets                                 16,164       17,243
Other assets                                       1,093          336
                                              ----------- ------------

     Total assets                               $327,106     $336,052
                                              ----------- ------------

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                16,646       17,638
  Accrued liabilities                             27,862       33,001
  Income taxes payable                             1,213        2,505
                                              ----------- ------------
     Total current liabilities                    45,721       53,144

  Deferred income taxes                            6,692        6,689
  Pension and postretirement benefits                687          709
                                              ----------- ------------
     Total liabilities                            53,100       60,542
                                              ----------- ------------

Common stock, par value $.001 per share               40           40
Additional paid-in capital                       353,005      353,284
Other comprehensive income                          (116)         (60)
Accumulated deficit                              (78,923)     (77,754)
                                              ----------- ------------
Total stockholders' equity                       274,006      275,510
                                              ----------- ------------

     Total liabilities and stockholders'
      equity                                    $327,106     $336,052
                                              ----------- ------------

    NPTest and Sapphire NP are trademarks of NPTest registered with the US Patent and Trademark Office, and are registered in other countries.

    CONTACT: NPTest, Inc.
             Colin Ritchie, 408-586-6740
             critchie@nptest.com